Exhibit 10.3
August 28, 2012

Keith Darragh
124 Chesapeake Avenue
Lake Hiawatha, NJ 07034

Re:  Amendment to Employment Agreement

Dear Keith:

Reference is made to your employment letter dated August 9, 2009 with Vision-Sciences, Inc. (the “Company”) and your Adminstaff employment agreement dated August 31, 2009 (together, your “Employment Agreement”).

This amendment to your Employment Agreement will confirm the following understandings:

1.
You were promoted to Vice President of Finance effective September 26, 2011 and your base compensation was adjusted to $200,000.00. The Compensation Committee of the Company’s Board of Directors also granted to you 90,000 additional options to purchase stock of the Company, pursuant to the terms a separate additional option agreement between you and the Company.

2.	Effective the date of this letter, you have been promoted to Principal Accounting and Financial Offer.

Except as set forth here, your Employment Agreement remains in full force and effect.

Sincerely,

Vision-Sciences, Inc.

By:	/s/ Cynthia Ansari
Cynthia Ansari
President and CEO

Acknowledged and agreed:

/s/ Keith J. C. Darragh
Keith J. C. Darragh